Exhibit 99.1

SteadyMed Provides Corporate Update and Reports First Quarter 2016 Financial Results

SAN RAMON, Calif., May 11, 2016 — SteadyMed Ltd. (Nasdaq: STDY), a specialty pharmaceutical company focused on the development of drug product candidates to treat orphan and high-value diseases with unmet parenteral delivery needs, today provided a corporate update and announced its financial results for the first quarter and ended March 31, 2016.

1Q 2016 Corporate Update:

•                  The Patent Trial and Appeal Board (PTAB) of the United States Patent and Trademark Office (USPTO) initiated an Inter Partes Review (IPR) proceeding against U.S. Patent No. 8,497,393 (the ‘393 patent) owned by United Therapeutics. The patent relates to a process to further purify prostacyclin derivatives, such as treprostinil, the active pharmaceutical ingredient used in United Therapeutics’ Remodulin® and SteadyMed’s lead drug candidate, Trevyent®. This Institution Decision states that PTAB has “reviewed SteadyMed’s evidence, arguments, and claim charts” and concluded that “for the foregoing reasons we determine that the information presented in the Petition establishes that there is a reasonable likelihood that SteadyMed would prevail in challenging claims 1—22 of the ‘393 patent”. Claims 1-22 constitute all the claims of the ‘393 patent.

•                  Announced the grant of Orphan Designation for Trevyent, which was based on the potential for clinical superiority over oral, inhaled and parenteral forms of treprostinil. As a result, Trevyent, if approved, could receive a seven-year U.S. marketing exclusivity potentially blocking other treprostinil based products from coming to market.

•                  Completed manufacturing Operational Qualification (OQ) for Trevyent establishing confidence that the manufacturing process and equipment is capable of consistently operating within target specifications and initiated production of Trevyent registration stability lots. The Company believes that it is still on track to submit the New Drug Application (NDA) for Trevyent in Q4 2016.

•                  Announced that the European Medicines Agency (EMA) has approved the request to review Trevyent under the Centralised Authorisation Procedure drug review process. This procedure results in a single marketing authorization that is valid in all 28 European Union (EU) countries as well as 3 European Economic Area (EEA) countries. SteadyMed’s partner in Europe, Cardiome Pharma, was granted the centralized pathway on the basis that Trevyent represents a significant technical innovation for the potential treatment of Pulmonary Arterial Hypertension (PAH) compared to therapies that are currently available.

•                  Hosted a well-attended Investor and Analyst Day which featured Fernando Torres, M.D., Associate Professor of Medicine at University of Texas Southwestern Medical Center and Jonathan Rigby, President and CEO. The presentations provided an insight on the Pulmonary PAH market and current therapies used in treatment, as well as a corporate update and overview of how Trevyent is being positioned to make significant inroads to the PAH market. The audio webcast and copies of the presentations can be found on the Investor Relations page of www.steadymed.com.

“We had a great start to 2016, as we achieved several objectives that we believe strengthen the potential commercialization of our lead product candidate, Trevyent, for the treatment of PAH, “ said

Jonathan Rigby, President and Chief Executive Officer of SteadyMed. “Importantly, the grant of Orphan Designation for Trevyent and the institution of the IPR substantially strengthen our business as we plan for a Q4 2016 NDA submission for Trevyent, followed by commercial launch in the United States in Q4 2017 if Trevyent is approved.”

First Quarter 2016 Financial Results Compared to First Quarter 2015 Financial Results

SteadyMed recorded licensing revenues of $375,000 for the first quarter of 2016, compared to no revenues in the first quarter of 2015, as the licensing transaction with Cardiome occurred in Q2 2015.

The company reported a net loss of $6.3 million in the first quarter of 2016, or $0.46 per share, compared to a net loss $5.6 million, or $4.35 per share in the quarter ended March 31, 2015. The current quarter’s calculation of loss per share is based on 13,585,810 weighted-average shares outstanding, versus 1,503,708 outstanding shares in the prior-year period.

Total operating expenses for the quarter were $6.6 million, compared to $5.5 million for the first quarter of 2015. The increase in total operating expenses was primarily attributable to an increase in our research and development (R&D) expenses related to Trevyent and our other development programs and an increase in general and administrative (G&A) expenses related to the costs of staffing and operating a public company.

R&D expenses for the quarter ended March 31, 2016 were $5.0 million, compared to $4.4 million for the first quarter of 2015. The increase in R&D expenses was primarily due to an increase in expenses related to the Trevyent development program, depreciation, and overhead expenses.

G&A expenses were $1.4 million for the first quarter of 2016, compared to $0.9 million for the same period in 2015. The increase in G&A expenses was primarily due to increases in intellectual property and legal expenses, stock-based compensation and payroll.

Cash and cash equivalents were $25.4 million as of March 31, 2016.

About SteadyMed

SteadyMed Ltd. is a specialty pharmaceutical company focused on the development of drug products to treat orphan and high value diseases with unmet parenteral delivery needs. The company’s lead drug product candidate is Trevyent®, a development stage drug product that combines SteadyMed’s PatchPump® technology with treprostinil, a vasodilatory prostacyclin analogue to treat pulmonary arterial hypertension (PAH). SteadyMed intends to commercialize Trevyent in the U.S. and has signed an exclusive license and supply agreement with Cardiome Pharma Corp. for the commercialization of Trevyent in Europe, Canada and the Middle East. SteadyMed has offices in San Ramon, California and Rehovot, Israel. For additional information about SteadyMed please visit www.steadymed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements concerning the potential benefits of orphan drug designation, the company’s ability to advance its development-stage product candidates, including Trevyent, statements about the potential benefits of our development-stage product candidates and our PatchPump technology, statements about the potential outcome of inter partes review of U.S. Patent No. 8,497,393 and statements about our ability to obtain and maintain regulatory approval of our development-stage product candidates. Forward-looking statements reflect the company’s current views with respect to certain current and future events and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially. Risks and uncertainties include, but are not limited to, the risk that Trevyent does not demonstrate clinical superiority to existing parenteral treprostinil products, that Trevyent is not approved for commercialization by the FDA, that Trevyent is not granted orphan drug exclusivity, and the risk that drug development involves a lengthy and expensive process with uncertain outcome. The risks, uncertainties and assumptions referred to above are discussed in detail in our reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q filed on May 11, 2016. The company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof except as may be required by law.

Contacts:

Marylyn Rigby

Senior Director, Investor Relations and Marketing

925-272-4999

mrigby@steadymed.com

The Ruth Group

David Burke

(646) 536-7009

dburke@theruthgroup.com

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share data)

	Three months ended March 31,
	2016	2015
	Unaudited

Licensing Revenues	$375	$—

Operating expenses:
Research and development	4,965	4,409
Marketing	212	222
General and administrative	1,433	905

Total operating expenses:	6,610	5,536

Total operating loss	6,235	5,536

Financial income, net	(69)	(103)

Loss before taxes on income	6,166	5,433

Taxes on income	108	123

Net loss	$6,274	$5,556

Net loss per share:
Basic and diluted net loss per Ordinary Share	$(0.46)	$(4.35)

Weighted-average number of Ordinary Shares used to compute basic and diluted net loss per share	13,585,810	1,503,708

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

		December 31,
	March 31, 2016	2015
	Unaudited

Assets:

Cash and cash equivalents	$25,378	$31,851
Other assets	3,890	3,379
Total assets	$29,268	$35,230

Liabilities and shareholders’ equity:

Liabilities	$6,787	$6,683
Shareholders’ equity	22,481	28,547
T liabilities and shareholders’ equity	$29,268	$35,230